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                                                                      Exhibit 11

                    STANDARD PACIFIC CORP. AND SUBSIDIARIES

                        EARNINGS PER SHARE CALCULATIONS
           FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1997 AND 1996


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
                                               THREE MONTHS ENDED
                                                    MARCH 31,
                                           --------------------------
                                               1997           1996
                                           -----------    -----------
Primary earnings per common
  and equivalent share:

  Income before taxes...................   $ 5,968,000    $   957,000
  Provision for income taxes............    (2,451,000)      (384,000)
                                           -----------    -----------
  Net income............................   $ 3,517,000    $   573,000
                                           ===========    ===========

  Common and equivalent shares:
      Average shares outstanding........    29,521,848     30,060,281
      Equivalent shares.................       183,184          3,951
                                           -----------    -----------
          Total.........................    29,705,032     30,064,232
                                           ===========    ===========


    Primary Earnings Per Share..........   $      0.12    $      0.02
                                           ===========    ===========

Fully diluted earnings per common
  and equivalent shares:

  Net income............................   $ 3,517,000    $   573,000
                                           ===========    ===========

  Common and equivalent shares:
      Average shares outstanding........    29,521,848     30,060,281
      Equivalent shares.................       183,184         11,977
                                           -----------    -----------
          Total.........................    29,705,032     30,072,258
                                           ===========    ===========

    Fully Diluted Earnings Per Share....   $      0.12    $      0.02
                                           ===========    ===========
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